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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF L934

       Date of report (date of earliest event reported): DECEMBER 12, 2000


                       ASCHE TRANSPORTATION SERVICES, INC.
                       -----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)


        0-24576                                                     36-3964954
        -------                                                     ----------
(Commission File Number)                      (IRS Employer Identification No.)

10214 NORTH MT. VERNON ROAD, SHANNON, ILLINOIS                           61078
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   (Address of Principal Executive Offices)                          (Zip Code)

                                 (815) 864-2421
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



                                      NONE
                                      ----
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On December 12, 2000, Churchill Environmental & Industrial Equity Partners, L.P. ("CEIEP") acquired control of Asche Transportation Services, Inc. (the "Company") by exercising (the "Exercise") a warrant to purchase 950,000 shares of the Company's Common Stock at a price per share of $.01 pursuant to a Stock Purchase Warrant dated July 7, 2000 issued in connection with a Note and Warrant Purchase Agreement among CEIEP, the Company and Specialty Transportation Services, Inc., also dated July 7, 2000. Immediately prior to the Exercise, CEIEP owned approximately 47% of the Company's Common Stock. Immediately after the Exercise, CEIEP owned approximately 53% of the Company's Common Stock and accordingly has the ability to elect the Company's entire board of directors.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On December 22, 2000, the Company and its affiliated companies, Asche Transfer, Inc. and AG Carriers, Inc., each filed for bankruptcy under Chapter 7 in the United States Bankruptcy Court for the Northern District of Illinois, Western Division in Rockford, Illinois. The court in In re Asche Transportation Services, Inc., (Case No. 00-74125), In re Asche Transfer, Inc. (Case No. 00-74123), and In re AG Carriers, Inc. (Case No. 00-74124) appointed Bernard
J. Natale as trustee on December 22, 2000.

ITEM 5.  OTHER EVENTS.

         On December 22, 2000, the Company issued a press release regarding the bankruptcy filings of the Company, Asche Transfer, Inc. and AG Carriers, Inc., a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.




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                                    EXHIBITS

Exhibit 99.1 Press Release dated December 22, 2000.























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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ASCHE TRANSPORTATION SERVICES, INC.



Date:  December 22, 2000           By: /s/ Gary I. Goldberg
                                       -----------------------------------------
                                       Gary I. Goldberg, Chief Executive Officer